As filed with the Securities and Exchange Commission on August 18, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cloracks Corporation
(Exact name of registrant as specified in its charter)

Nevada	3000	46-1426042
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Cloracks Corporation
3311 S. Rainbow Blvd., Suite 108
Las Vegas, NV 89146
Telephone 702-581-4063
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Aspen Asset Management, Inc.
6623 Las Vegas Blvd. South
Las Vegas, NV 89119
Telephone 702-360-0652
  (Address, including zip code, and telephone number,
including area code, of agent for service)

All Communications to:

Raul Mansueto – President
Cloracks Corporation
3311 S. Rainbow Blvd., Suite 108
Las Vegas, NV 89146
Telephone 702-581-4063

 (Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered(1) (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, par value $$0.001 per share	29,555,550	$0.10	$2,955,555	$380.68

(1)	Represents 59,111,100 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.

(2)
In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $.10 per share.

(4)	Calculated under Section 6(b) of the Securities Act of 1933 as $0.0001288 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ____________ __, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Cloracks Corporation
29,555,550 Common Shares

Selling shareholders are offering up to 29,555,550 shares of common stock.  The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2014.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Summary Information	1

Risk Factors	3

Use Of Proceeds	9

Determination Of Offering Price	9

Dilution	9

Selling Shareholders	9

Plan Of Distribution	15

Legal Proceedings	16

Directors, Executive Officers, Promoters, And Control Persons	16

Security Ownership Of Certain Beneficial Owners And Management	19

Description Of Securities	20

Interest Of Named Experts	21

Disclosure Of Commission Position On Indemnification For Securities Liabilities	21

Description Of Business	21

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	25

Certain Relationships And Related Transactions	28

Market For Common Equity And Related Stockholder Matters	28

Executive Compensation	30

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	31

Financial Statements	32

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Cloracks”, the “Company,” “we,” “us,” and “our” refer to Cloracks Corporation, a Nevada corporation.

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Company Organization

Cloracks Corporation (“us”, “we” or “our”) is a Nevada corporation formed on November 1, 2012, by our President  Raul Mansueto to develop and distribute various products. Some of our products currently are 15 different variations of tray dishwasher racks for commercial use, a tree pole stand using recycled plastic materials and an umbrella stand. Our principal executive office is located at 3311 S. Rainbow Blvd., Suite 108, Las Vegas, NV 89146.  Our telephone number is 702-581-4063.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; and (iii) development of our products. We currently have products developed and under development.

From our inception on November 1, 2012, until the date of this filing we have had limited operating activities. Since November 1, 2012, (inception) through April 30, 2014 we had no revenues. From inception to April 30, 2014, we have a net loss of $115,634.

From inception until April 30, 2014 we raised an aggregate of $314,934 from the sale of our common stock. We used the proceeds of the offering for working capital.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•
The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•
The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 189,774,466 shares of common stock outstanding.

Selling shareholders are offering up to 29,555,550 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $65,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from November 1, 2012 (Inception) to October 31, 2013 and our unaudited financial statements for the six months ended April 30, 2014.  Our working capital as of April 30, 2014 was $40,508. As of April 30, 2014, we had cash on hand of $35,316.

April 30, 2014
Financial Summary (Audited)
Cash	$35,316
Total Assets	$611,588
Total Liabilities	$26,186
Total Stockholder’s Equity	$585,402

November 1, 2012(Inception) to April 30, 2014
Statement of Operations
Revenue	$0.00
Total Expenses	$115,634
Net Loss for the Period	$115,634)
Net Loss per Share	$(0.00))

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to Our Financial Condition

There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources, and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We incurred net losses of $115,634 from our inception through April 30, 2014. As a result, our independent registered public accounting firm has included an explanatory paragraph in their audit opinion that we may be unable to continue as a going concern. Our limited operating history and financial resources raises substantial doubt about our ability to continue as a going concern and our financial statements contain a going concern qualification. Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We are an early stage company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We were formed on November 1, 2012. From our inception through October 31, 2013 we had revenues of $0.00 Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

We were formed on November 1, 2012. From our inception through April 30, 2014 we had revenues of $0.00 . Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. Our operating expenses are presently approximately $10,000 per month or $120,000 annually. After this registration statement is declared effective our operating expenses will be approximately $10,000 per month or $120,000 annually. We will require $10,000 per month or $120,000 over the next twelve months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses to comply with the costs of being an SEC reporting company.

As of April 30, 2014, we had cash on hand of $35,316 for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs of $10,000 we will not have available cash for our operating needs after approximately one month. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $12,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risks Related to Our Business

We will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, upon effectiveness of this registration statement which does not require a company to file all the same reports and information as a fully reporting company.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

If we are unable to produce commercially successful products, we will not be able to generate meaningful revenues.

The main factors determining the commercial success of a product include public taste, artistic merit, competition from other products released at the same time, the quality, etc. Even if a product looks like it will be a commercial success “on paper”, there still is no accurate method of determining the levels of revenue the products will generate. If we do not produce commercially successful products, we will not be able to generate meaningful revenues and our business could fail.

We may be unable to gain market acceptance of our products which are currently under development.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our products that are presently under development.  Our products will ultimately represent a very small segment in the product industry when they are completed. Should our target market not be responsive to our products we will be unable to generate sufficient revenues to become profitable.

Technology changes rapidly and if we fail to anticipate or successfully implement new technologies into our products our revenues will be negatively impacted.

Rapid technology changes in the product industry require us to anticipate, sometimes years in advance, which technologies we will implement and develop in order to be competitive.  We must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, and negatively impact our revenues.

If we are unable to complete the development of our products we will not be able to generate meaningful revenues and you will lose your investment.

We have not completed development of any our products and we have no revenues of through April 30, 2014. The success of our proposed business will depend on the completion and the acceptance of our products by the general public.

We currently have protection by trademarks, patents and/or other intellectual property registrations. If we are unable to protect our intellectual property rights in the future, our proposed business will fail.

We have trademark, patent or other intellectual property registration with governmental agencies for our name or for our product. At present we are planning to enter into non-disclosure agreements with employees to protect our technology. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer copy or obtain and use our product. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

By manufacturing in the Peoples Republic of China we could place our intellectual property in jeopardy.

Pursuant to a Patent Purchase Agreement we have agreed to pay $15,000,000 in cash and stock for our patents.  We plan to manufacture the products in China, which lacks the intellectual property protections and remedies that exist in the United States and other principal economic regions.  This presents the risk that our products will be copied and sold by pirates in China. Additionally we will also be manufacturing in the United States.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies that have established products with brand recognition and greater financial resources than we have. We will be at a competitive disadvantage in gaining brand recognition, employees, financing and other resources required to provide mobile product products demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. If we are unable to effectively compete with other mobile product providers our business will fail and you will lose your entire investment.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

Mr. Raul Mansueto is our Chief Executive Officer, Mr. Dhan D. Kaushal is our Executive Vice President and Josefa Gerona is our Treasurer. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan. There is no guarantee that we  will be successful in adding such managerial talent.

Risks Related To Our Management

Should we lose the services of Raul Mansueto, our Chief Executive Officer, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of Raul Mansueto our Chief Executive Officer, who would be difficult to replace. The services of Mr. Mansueto are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Mansueto. Should we lose the services of Mr. Mansueto and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Raul Mansueto  has other business interests which may create conflict of interests which may not be resolved in our favor

Raul Mansueto our Chief Executive Officer owns and operates his own business in addition to working with the Company. He currently devotes up to thirty five hours per week (90% of his time) to the Company. His other business interests do not currently present a conflict of interest with his role for the Company. However, the personal interests of Mr. Mansueto and his other business interests may come into conflict with our interests and those of our minority stockholders. Additionally, we may compete with his other business interests for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

Raul Mansueto, Chief Executive Officer is responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to our chief executive officer and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our directors are not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Raul Mansueto, our board member is also our President, Secretary and Treasurer who will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000 if we issue more than $1,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

Our CEO and our patent vendor together will have voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 189,774,466 shares of common stock outstanding, each entitled to one vote per common share. Under our Patent Purchase Agreement, our patent vendor is entitled to the issuance of 46,849,500 shares of which 14,100,000 have been issued. Combined with the 46,902,700 shares owned by our CEO, this will give these two shareholders taken together, the practical ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. This practical control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 1,000,000,000 shares of common stock. As of the date of this prospectus, we had 189,774,466 shares of common stock outstanding. Accordingly, we may issue up to an additional 810,225,534 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

We will not receive proceeds from the sale of the shares by selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering were arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

• Our lack of significant revenues
• Our growth potential
• The price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters. The percentages below are based upon 189,774,466 common shares outstanding.

Name of Beneficial Holder	Number Of Common Shares Held before the Offering	Percentage owned before the Offering(1)	Number of Common Shares Being Offered	Number of Common Shares held after Offering assuming all Common Shares being registered are Sold	Percentage held after offering assuming all Common Shares being registered are sold

Victor and Elvira Ramirez	500,000	*	250,000	250,000	*

Don Rio Magallona	60,000	*	30,000	30,000	*
Willie & Elizabeth Bonifacio	1,000,000	*	500,000	500,000	*
Rommel & Luzviminda Garcia	2,000,000	*	1,000,000	1,000,000	*
Romeo M Ibe	250,000	*	125,000	125,000	*
Corazon M Reyes	875,000	*	437,500	437,500	*
Valentin Lopez & Carminia Lopez	275,000	*	137,500	137,500	*
Carlos Palara Jr	2,000,000	*	1,000,000	1,000,000	*

Don Rio Magallona	2,088,300	*	1,044,150	1,044,150	*
Gladys Antonio	121,500	*	60,750	60,750	*

Rolando Panida	1,000,000	*	500,000	500,000	*
Lito T Panida	500,000	*	250,000	250,000	*
Rosalie Leong	400,000	*	200,000	200,000	*
Joy Marie M. Banzon & Michael St	1,250,000	*	625,000	625,000	*
Joseph Aguirre	500,000	*	225,000	225,000	*
Lawrie A. Kincheloe & April Lee	200,000	*	100,000	100,000	*
Lawrie A. Kincheloe & Ronald E	250,000	*	125,000	125,000	*
Anita Alejandro	100,000	*	50,000	50,000	*
Anita Alejandro	150,000	*	75,000	75,000	*
Josefina Pastor	500,000	*	250,000	250,000	*
Josefina Pastor	100,000	*	50,000	50,000	*
Norma Romano	5,000,000	*	2,500,000	2,5000,000	*
Cris Kimberly Velazquez Ling	375,000	*	187,500	187,500	*
Kelby Velasquez Dimaapi	375,000	*	187,500	187,500	*
John and Adorna Roncal	500,000	*	125,000	125,000	*
Bernard F Gonazalez & Fatima M G	500,000	*	250,000	250,000	*
Medardo Aisa	1,000,000	*	500,000	500,000	*
Edgardo Tuazon	500,000	*	225,000	225,000	*
Don Rio Magallona	2,185,000	*	1,092,500	1,092,500	*
Victor and Elvira Ramirez	291,900	*	291,900	291,900	*
Patrick O’Donnell & Olivia O’Don	500,000	*	250,000	250,000	*
Sweetie Sangeeta Krishen	500,000	*	250,000	250,000	*

Maria H Custodio	150,000	*	75,000	75,000	*
Alejandrito C Abad	1,000,000	*	500,000	500,000	*
Mark A Parawan	100,000	*	50,000	50,000	*
Imelda M Abad	1,000,000	*	500,000	500,000	*
Kit Tyson & Amber Searle	200,000	*	100,000	100,000	*
Michelle & Kit Searle	200,000	*	100,000	100,000	*
Laramee Searle	100,000	*	50,000	50,000	*
James Callahan	100,000	*	50,000	50,000	*
Martin Askgaard	200,000	*	100,000	100,000	*
Jennifer Rodriguez	50,000	*	25,000	25,000	*
Eddie Nelson	150,000	*	75,000	75,000	*
Frank Mandracchio and Lori Man	100,000	*	50,000	50,000	*
Kyle Eppich and Natalie Epich	500,000	*	250,000	250,000	*
Russ Letizia	50,000	*	25,000	25,000	*
Eileen Letizia	150,000	*	75,000	75,000	*
James Brandon Searle	50,000	*	25,000	25,000	*
Dorothy Harries	100,000	*	50,000	50,000	*
Andrew Colton Searle	50,000	*	25,000	25,000	*
Robert Lee Jr	50,000	*	25,000	25,000	*
Angeloisa Rodriguez	100,000	*	50,000	50,000	*
Michelle Amaya	50,000	*	25,000	25,000	*
Marina I Amaya	50,000	*	25,000	25,000	*
Karl Eppich and Kathi Eppich JT	500,000	*	250,000	250,000	*
Carlito Malicdem	50,000	*	25,000	25,000	*
Victoria Nuqui	50,000	*	25,000	25,000	*
Cynthia Dichoso	50,000	*	25,000	25,000	*
Fatima Gonzalez	250,000	*	125,000	125,000	*
Bernard F Gonzalez	200,000	*	100,000	100,000	*
Rosalinda Bulosan	50,000	*	25,000	25,000	*
Cory Hobson	100,000	*	50,000	50,000	*
Donald Hernandez	50,000	*	25,000	25,000	*
Anthony Letizia	50,000	*	25,000	25,000	*
Brandon Letizia	50,000	*	25,000	25,000	*
Laramee Searle	150,000	*	75,000	75,000	*
Scott Higgins	150,000	*	75,000	75,000	*
Robert Kirby	100,000	*	50,000	50,000	*
Frendz Suzette Tongson-Pereza	100,000	*	50,000	50,000	*

Robert E Ubaldo	50,000	*	25,000	25,000	*
Adelaida E Ceria	150,000	*	75,000	75,000	*
Antonio Songco	50,000	*	25,000	25,000	*
Joseph Songco	50,000	*	25,000	25,000	*
Leniel John Baldemor	200,000	*	100,000	100,000	*
Marie Jane Panes	100,000	*	50,000	50,000	*
Robert N Campomanes	50,000	*	25,000	25,000	*
Kit Tyson and Amber Searle Jtten	300,000	*	150,000	150,000	*
Niels Ole Staehr	200,000	*	100,000	100,000	*
Celso J Ceria	150,000	*	75,000	75,000	*
Frank Mandracchio and Lori Man	50,000	*	25,000	25,000	*
Denise R Ubaldo	50,000	*	25,000	25,000	*
Jeremiah Huckeba	50,000	*	25,000	25,000	*
Nenita C Vergara	50,000	*	25,000	25,000	*
Bernardo Barajas-Torres	50,000	*	25,000	25,000	*
Maria Sylvia C Guevarra	100,000	*	50,000	50,000	*
Alfredo Chavez	50,000	*	25,000	25,000	*
Miguel Amaya	50,000	*	25,000	25,000	*
Laurice Gries	50,000	*	25,000	25,000	*
Raul Medina-Garcia	50,000	*	25,000	25,000	*
Catherine A McGarry	100,000	*	50,000	50,000	*
Tin Cheung Lee	150,000	*	75,000	75,000	*
Marjun Opulencia	100,000	*	50,000	50,000	*
Grace Opulencia	100,000	*	50,000	50,000	*
Joel A Ramoran	150,000	*	75,000	75,000	*
Valentin Lopez	250,000	*	175,000	175,000	*
Tracy Wilson	50,000	*	25,000	25,000	*
Fernando Ariola and Rosalie Yad	100,000	*	50,000	50,000	*
Melissa Dayson	1,250,000	*	625,000	625,000	*
Glenn Dayson	1,000,000	*	500,000	500,000	*
Mark Dayson	1,000,000	*	500,000	500,000	*
Randal & Bridget Linder Jtten	10,000	*	5,000	5,000	*
Lonnie Boswell	50,000	*	25,000	25,000	*
Candis Morton	50,000	*	25,000	25,000	*
Mariquita Domingo	50,000	*	25,000	25,000	*
Jennyliza Ramoran	50,000	*	25,000	25,000	*
Ohrelle Clores	150,000	*	75,000	75,000	*
Joel Ubay Ramoran II	50,000	*	25,000	25,000	*
Clayr Aralquez	50,000	*	25,000	25,000	*
Marilou Tomalion	50,000	*	25,000	25,000	*
Norma C Rivera	250,000	*	125,000	125,000	*
Eugenio Rindon Jr	20,000	*	10,000	10,000	*
Joylyn Rindon	20,000	*	10,000	10,000	*
Annette Portello	50,000	*	25,000	25,000	*
John T Haggen	50,000	*	25,000	25,000	*
Jesse Linder	10,000	*	5,000	5,000	*
Jason Linder	10,000	*	5,000	5,000	*
David E Quinn	10,000	*	5,000	5,000	*
Randal & Bridget Linder Jtten	10,000	*	5,000	5,000	*
Cristy Cooper	10,000	*	5,000	5,000	*
Emma L Ortiz	10,000	*	5,000	5,000	*
Ramel E Ubaldo	10,000	*	5,000	5,000	*
Jennifer Casanova	250,000	*	125,000	125,000	*
Donita R Villarama	80,000	*	40,000	40,000	*
Antonio Songco	40,000	*	20,000	20,000	*
Victor F Songco	10,000	*	5,000	5,000	*
Gertrude Songco	25,000	*	12,500	12,500	*
James Songco	12,000	*	6,500	6,500	*

Charles Wszelaki & Charibel Wsz	10,000	*	5,000	5,000	*
Lucila M Songco	10,000	*	5,000	5,000	*
Danilo M Malicdem	10,000	*	5,000	5,000	*
Lillith M Steimer	10,000	*	5,000	5,000	*
Joel A & Paterna Evelyn Ramoran	250,000	*	125,000	125,000	*
Irene Silva Cordova	150,000	*	75,000	75,000	*
Alfonso Amaya	1,500,000	*	750,000	750,000	*
Marina Amaya	1,500,000	*	750,000	750,000	*
Ingrid H Mendez	50,000	*	25,000	25,000	*
Zoraya Thomas	150,000	*	75,000	75,000	*
Agustina Amaya	50,000	*	25,000	25,000	*
Maria Luz Benites	50,000	*	25,000	25,000	*
Javier Benites	50,000	*	25,000	25,000	*
Debra Nordyke	50,000	*	25,000	25,000	*
Marina I Amaya	450,000	*	225,000	225,000	*
Romeo Macopia	50,000	*	25,000	25,000	*
Vicki Canada	50,000	*	25,000	25,000	*
Valerie Fauci	10,000	*	5,000	5,000	*
Robert Fauci	10,000	*	5,000	5,000	*
Daniel Gerona	25,000	*	12,500	12,500	*
Tram Tran	20,000	*	10,000	10,000	*
Andre Slaughter	50,000	*	25,000	25,000	*
Randal & Bridget Linder Jtten	20,000	*	10,000	10,000	*
Cesar & Jean Tolentino Jtten	10,000	*	5,000	5,000	*
Miriam Joyce Zehnder	10,000	*	5,000	5,000	*
Michael S Cruz	10,000	*	5,000	5,000	*
Jean Tolentino	20,000	*	10,000	10,000	*
William Rangel	25,000	*	12,500	12,500	*
Douglas Silva	25,000	*	12,500	12,500	*
Tita A. Cook	25,000	*	12,500	12,500	*
Didith C. Cruz	10,000	*	5,000	5,000	*
Eduardo Custodio	50,000	*	25,000	25,000	*
Linda Magbalon	10,000	*	5,000	5,000	*
Ismael & Brenda Fajardo	80,000	*	40,000	40,000	*
Trent Ward	10,000	*	5,000	5,000	*
Kristin Quiamzon	50,000	*	25,000	25,000	*
Rafael & Olga Juarez	14,000	*	7,000	7,000	*
Jeffrey B. Manongdo	10,000	*	5,000	5,000	*
Efraim Sazon	10,000	*	5,000	5,000	*
Clarissa Siojo	10,000	*	5,000	5,000	*
Shawn Steinbach	40,000	*	20,000	20,000	*
Cecilia Maristela	1,294,000	*	647,000	647,000	*
Mark Dayson	647,000	*	323,500	323,500	*
Don Rio Magallona	2,587,600	*	1,293,800	1,293,800	*
Steven Chen	1,941,100	*	970,550	970,550	*
Peter Reyes	1,617,600	*	808800	808800	*
Rosalinda Reyes	1,617,600	*	808,800	808,800	*
Roberto Morelos	970,500	*	485,250	485,250	*
Rachelle Feliciano	970,500	*	485,250	485,250	*
Gladys Antonio	970,500	*	485,250	485,250	*
Richard T. Papos	10,000	*	5,000	5,000	*
Pearson & Arlen Reyes	10,000	*	5,000	5,000	*
Caesar & Tracy Curameng	10,000	*	5,000	5,000	*
Cecilia Maristela	20,000	*	10,000	10,000	*
Christine Reyes Overton	10,000	*	5,000	5,000	*
Allen Jay Buzolich	10,000	*	5,000	5,000	*
Marc & Connie Buzolich	25,000	*	12,500	12,500	*
Joe Tamburino	20,000	*	10,000	10,000	*
Totals	59,111,100		29,555,550	29,555,550

(*) denotes less then 5% ownership

Holders of Record

We have 193 shareholders of record.

Our selling shareholders originally purchased their shares in a private placement. We believe the private placement was exempt from 1933 Act registration under Rule 506(b) and Section 4(a)2.

In connection with the foregoing transactions, we provided the following to all investors:

•	A copy of the Private Placement Memo
•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 59,111,100 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

On April 29, 2013, two plaintiffs brought an action against nineteen defendants, including Cloracks Corporation alleging claims of civil conspiracy, fraud, and NRS 31.840.  While the litigation has not yet progressed beyond the discovery phase, we intend to defend the litigation vigorously in the event we are unable to settle the case on acceptable terms.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position

Raul Mansueto	67	Chief Executive Officer and Director
Dhan D. Kausal	61	Executive Vice President and Director
Josefa Gerona	48	Treasurer and Director

Raul Mansueto, Chief Executive Officer

Raul A. Mansueto is President and Chief Executive Officer of Cloracks Corporation.  He became the CEO in January 2013 from the rank of Chief Financial Officer at the inception of the company in 2012.

Mr. Mansueto organized Cloracks Corporation while being the management consultant for the Inventor and the R & D Director of Cloracks Corporation – Mr. Edgardo D. Clores.  He authored the creation of patent holding company known as the BIEJC Holding LLC to maintain all the nine published patents and/or gold seal inventions conceptually and intellectually designed or invented by Mr. Clores since 1994.

A resident of Las Vegas, Nevada, 27 years.  Became American citizen in 1993, and a practitioner in the field of accounting, appraisal, assessment and valuation.  A certified public accountant in the Philippines with 40+ years of experience in management, audit, banking, finance, budget, taxation, real estate litigation consulting, valuation, and appraisal consulting.  Mr. Mansueto had worked 11 years for the Nevada Power Company in the property tax arena and earned an Assessment Administration Specialist professional designation from the International Association of Assessing Officer (IAAO).  He also achieved a Nevada State certified designation of Property Tax Appraiser, Certified General Appraiser (active status), and a licensed Real Estate Agent (active).

He has a mammoth of experience in international and consolidation accounting, controllership, finance, and taxation while working with multi-national firms such as; Dow Chemical Company, South East Asia region, SATCO Galaxy Catering Services in Kingdom of Saudi Arabia, Avery Dennison – Pasadena, California, and American Office Equipment (Minolta) in Las Vegas, Nevada.

Earned a Bachelors Degree in Accounting from the University of San Jose – Recoletos, Philippines in 1966.  Licensed as a CPA in the Philippines 1971.  State Certified Appraiser in Nevada 1992 and Certified General Appraiser in 1998.

As Chief Executive Officer, Raul Mansueto is responsible for the day-to-day management of the Company, administrative functions and corporate filings, and for the continued strategic evolution of its business. He brings to the Board his several years of experience in organizing and managing corporations. He currently devotes up to ten hours per week (25% of his time) to the Company. Raul Mansueto is an experienced entrepreneur that currently owns and operates his own business, which has been successfully in business for over 13 years. Mr. Mansueto is responsible for managing all aspects of his company business and overseeing research, development and marketing.
His experience qualifies him to be and Officer and Director of Cloracks Corporation.

Josefa Gerona – Treasurer

Born in 1965 and educated in Legaspi City, Philippines.

Josefa Gerona is a Director and Treasurer/Administrator of Cloracks Corporation.  She became the Director and acting CFO of Cloracks in January 2013 at the inception of the company organization in November 2012.

Ms. Gerona was a member of the Board of Directors at the inception of Clores Stand Inc. when it was organized for the production, promotion, and selling of Clores Stand products in 2009.

A resident of Las Vegas, Nevada for almost 20 years.  Previously, she worked and/or engaged in the real estate and property management business in the State of Nevada.

She earned a bachelors degree in dentistry from Ago Medical and Educational Center – Legaspi City, Philippines in 1987.

Dhan D. Kaushal Executive Vice President

Born in 1953 and educated in Patiala, Punjab, India.

Mr. Kaushal is an Executive Vice President and a Director of the Company.

Dhan D. Kaushal is a U.S. medical practitioner specializing in Cancer and blood diseases. A U.S. citizen and a resident in the country for over 3o years and working as a physician and specialist. He was trained in many medical institutions, hospital and clinics located in Michigan, Illinois and in Nevada.

At current Dr. Kaushal is an entrepreneur partner of Cancer & Blood Specialists of Nevada since July of 1998 up to present.

As Executive Vice President, Dhan D. Kaushal will be in charge of projects delegated to him by the Chief Executive Officer. This office requires his entrepreneurial expertise and experience to enable the company launch its programs as it forms the business strategies and company policies.

Family Relationships and Other Matters

Varun, Savita and Ranjay are the sons and daughter if our Executive Vice President Dr. Dhan D. Kausal

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We have three members to our board of directors, Raul Mansueto Chief Executive Officer, Dhan D. Kaushal Executive Vice President and Josefa Gerona Treasurer. . Our officers are not “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of		Beneficial	Direct	Indirect	Percent
	Position	Ownership(1)	Ownership	Ownership	of Class

	Raul Mansueto, Chief Executive Officer	46,902,700	46,902,700	0	24.71%
	Josefa Gerona, Treasurer	16,444,100	16,444,100	0	8.67%
	Dhan D. Kaushal Executive Vice President	8,059,266	8,059,266	0	4.25%
	Totals	71,406,066	71,406,066	0	37.63%

5% Shareholders:

Steven Fauci		16,946,400	16,946,400	0	8.93%
Edgardo Clores		14,100,000	14,100,000	0	7.43%
Maria Luisa Dayson		11,063,900	11,063,900	0	5.83%
	Totals	42,110,300	42,110,300	0	22.19%

Total of Directors, Officers and 5% holders		113,516,366	113,516,366	0	59.82%

(1)	This table is based upon information derived from our stock records. Applicable percentages are based upon 189,774,466 shares of common stock outstanding as of the date of this Prospectus.
We're not registering shares held by our officers and directors. The chart above is based upon 189,774,466 shares outstanding. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table are subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 1,000,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus there are 189,774,466 shares of our common stock issued and outstanding held by 193 stockholders of record.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

We have no authorized  preferred stock at this time.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

The financial statements from November 1, 2012 (inception) through October 31, 2013, included in this prospectus have been audited by L.L. Bradford, independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Frederick C. Bauman, Attorney.  Mr. Bauman does not own stock in the Company

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

We were incorporated in the state of Nevada on November 1, 2012, to engage in the development and sale of our products.

Our principal executive office is located at 3311 S. Rainbow Blvd., Suite 108, Las Vegas, NV 89146 and our telephone number 702-581-4063.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since our inception on November 1, 2012, through April 30, 2014 we raised an aggregate of $314,934 from the sale of our common stock. Since our inception through April 30, 2014 we generated revenues of $0.00. From November 1, 2012 (inception) to April 30, 2014, we have a net loss of $115,634.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; and (iii) development of our products.

We plan to develop and sell two lines of products, warewashing racks and one-screw stands.

WAREWASHING RACKS

Cloracks warewashing racks are used to hold platewares, serveware, silver/flatwares and glass/tumblers loaded in the commercial dishwashing machines. With the product inter-locking feature, plates are securely locked in and prevented from touching with each other during the dish washing process. The Cloracks warewashing racks prevents chipping and breakage of dinner & serve wares which means cost savings on replacement of breakable dinnerware & serve ware inventory.

The following models of warewashing racks are respectively described as follows:

CLR 1 – Bussing Tray
Holds multiple dinnerware glass/tumbler and silverware. Very convenient versus the traditional due to it can carry the wares directly from the table to dishwashing machine vice versa. Typically used in small restaurants and pizza parlors.

CLR 2 & 3 - Silverware Caddy
Holds to wash 144 utensils per Caddy thus three caddies a total of 432 utensils. Versus  the traditional can handle only 230 utensils.

CLR 4 - Multi-use Flatware Rack & CLR 3 holder
This serves as carrier of 3 days to load in the commercial dishwashing machine. It can also be used to hold and wash stainless cooking utensils

CLR 5  - Plateware Racks
Holds 36 plates with 4.5 – 7.25” diameter plates. Versus the traditional 21 small plates.

CLR 6 - Multi-Use Cup Rack
Holds to wash 24 pc 3.5" diameter cups 24 to 30 pc 3" diameter cups. Versus the traditional trays 16 cups. Also it can hold a variety different shapes and sizes of plates, bowls, and cups.

CLR 7 - Multi-use Bowl / Dish Rack
Holds to wash 10  6-10” diameter soup bowls , 5 serving 18” diameter platters and 10 skillets of 10” diameter. Versus the traditional 6 soup bowls, 3 platters and 0 skillets.

CLR 8 -  Glass/Tumbler Rack
Holds to wash 27 pcs 3"-3.5" diameter glass/ tumbler. Versus traditional 16 pcs.

CLR 9 - Plate / Gourmet Salad Bowl Rack
Holds 12 Gourmet salad bowl of 10” in diameter and 2.5” deep, 12 skillets, 12-16 plates 10” to 12” in diameter and 7 oblong plates 14” X 9” diameter. Versus traditional 7 gourmet plates, 8 skillets and 10” diameter plate.

CLR 10-17 – Holds variety of glass and wine racks ( shot glass, highball/wine glass, cooler, beverage, tall mixing glass, margarita glass, brandy/champagne glass etc…).  Efficient and effective and more capacity (32 to 72.5 pct versus the traditional).

ONE SCREW STAND

The one screw Christmas tree stand is a patented product with patent number 8,097,853 B2 . The one screw stand can be used to quickly set up a Christmas tree as tall as 10 ft high. The unique and sturdy design could hold trunk size up to 5 ¾” in diameter. The one screw Christmas tree stand is the only available type in the market and can be used all the year round for other household or commercial usage. Not to mention the convenience and ease on installing any free standing object it provides. The one screw Christmas tree stand is convertible into a one screw free standing stand for umbrella, bird feeder, flag pole, and other free standing pole object. It could securely hold the free standing pole object in view of the guides in the middle of the stand and a firmed bolt screw that fasten the erected pole. .The stand is available in two sizes; a large size which holds a tree measuring about 6-10 ft tall and a medium size which holds a tree measuring about 3 ½- 7 ½ ft tall. Amazingly, it can be used all the year round during the Christmas and other seasons of the year around the confines of the house.

The Company currently owns and has patents and patent pending on various products as well as several products we are developing and have in the pipeline. Each of our specific products corresponds with a different segment of the  industry . We will be working through various channels within the industry to bring these proprietary products to market in a timely fashion.

Revenue

It is difficult to predict with any accuracy the revenue that any one product will generate. The main factors determining the commercial success of a product include public taste, artistic merit, competition from other products released at the same time, the quality of the script, the quality of the cast, the quality of the director and other parties, etc. Even if a product looks like it will be a commercial success "on paper", there is still no accurate method of determining the levels of revenue the product will generate.

Employees and Consultants

We have 5 employee including directors. Chief Executive Officer, Raul Mansueto oversees our day to day operations and product development.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our offices are located at 3311 S. Rainbow Blvd., Suite 108, Las Vegas, NV 89146.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents and Trademarks

Management considers our patent position to be the foundation of our business plan.  Pursuant to our Patent Purchase Agreement, we are acquiring nine (9) United States patent applications for the warewashing product and one (1) United States patent application for the one-screw stand. We are paying over the next three years  46,849,500 shares of our common stock to the patent vendors, which are: (1) B.I.E.J.C. Holding, LLC (controlled by our CEO, Raul Mansueto), (2) Edgardo Clores and (3) EDCI Holding, LLC (controlled by Mr. Clores).  We expect to continue the prosecution of these patent applications and to regularly file additional patent applications in the future for related discoveries and inventions..

Competitive Business Conditions

The  product market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of our products and their enhancements, functionality, performance, reliability, customer service and support and marketing efforts. Due to the relatively low barriers to entry in the  product market, we expect additional competition from other emerging companies. Many of the Company’s existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development and promotion of their products. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

We are not required to obtain governmental approval of our products.

Legal Proceedings

On April 29, 2013, two plaintiffs brought an action in Clark County District Court, Nevada, against nineteen defendants, including Cloracks Corporation alleging claims of civil conspiracy, fraud and NRS 31.840. While the litigation has not progressed beyond the discovery phase, we intend to defend the litigation vigorously in the event we are unable to settle the case on acceptable terms.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Nevada on November 1, 2012, to engage in the development and distribution of products. We have generated $0.00 from business operations. Our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital to pay our ongoing operational costs. Accordingly, we must locate sources of capital to pay our operational costs.

Results of Operations

From inception (November 1, 2012) through April 30, 2014, our business operations have primarily been focused on developing our business plan and developing our first product which is not yet complete

From inception on November 1, 2012, through April 30, 2014, we incurred expenses of $115,634 on costs and expenses primarily for General and Administrative costs. All cash held by us is the result of a loan from our President and the sale of common stock to our President, and 193 accredited, non-affiliated investors.

As of April 30, 2014, we had cash on hand of $35,316 which is sufficient to pay for our operating costs for one month. If we are unable to generate sufficient revenues or raise additional monies to fund our operations we will be unable to complete development of our products and may be forced to cease operations.

We have generated no revenues to date from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent on organizational matters and development of our first mobile product product, Pocket Football.

Our results of operations are summarized below:

October 2, 2013 (Inception)
To January 31, 2014
Revenue	$0.00
Expenses	$115,634
Net Loss	$115,634
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	76,807,281

Liquidity and Capital Resources

From November 1, 2012 (inception) through April 30, 2014 we raised $314,934 from the sale of   common shares to 193 investors for cash consideration.

Our current cash on hand as of April 30, 2014 was $35,316, which will be used to meet our current monthly operating costs of $10,000 for one month.  Our operating costs will increase by approximately $1,000 per month when this registration statement is declared effective because of the costs of SEC reporting.

Through April 30, 2014, we incurred $115,634 on general and administrative operating expenses. As of April 30, 2014, we had accounts payable of $26,186, due to a related party.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of estimates - Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Software development costs - Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.”  Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market but may be expensed if the Company is in the development stage.  Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.  During the period from October 4, 2013 (inception) to October 31, 2013, the Company did not capitalize any software development costs.

Revenue recognition – The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  The Company intends on generating revenue from three sources; sale of product applications, sale of advertising provided with products, and outsourced application development services.

Revenue through October 31, 2013 includes only outsourced application development services recognized in accordance with ASC 605-28 "Milestone Method". The Company may bill for these services prior to attainment of the performance milestones. Receipts in excess of revenue earned as of the balance sheet date are included in deferred revenue.

Stock-based compensation - The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for nutritional and dietary supplement companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Sole Director has determined that he is not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, our sole director is not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our common stock under Rule 144.

We presently have 189,774,466 common shares outstanding. Of these shares 118,368,400 common shares are held by non-affiliates and 71,406,066 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 29,555,550 common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 161 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is Quicksilver Stock Transfer Transfer LLC located at 6623 Las Vegas Blvd south Suite 255, Las Vegas, Nevada 89119 , 702-629-1883 and their website is located at http://www.Quicksilver Stock Transfer.com, qstransfer.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before October 31, 2014, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2014, including a Form 10-K for the year ended October 31, 2014, assuming this registration statement is declared effective before that date. At or prior to October 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on October 31, 2014. If we do not file a registration statement on Form 8-A at or prior to October 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the year ended October 31, 2013, the first fiscal year since our inception.

Name	Position	Year	Salary	Bonus	Stock Awards	Option	Non-equity incentive plan compensation	Non- qualified deferred compens ation	All other Compensation	Total
Raul Mansueto	Chief Executive Officer, Sole Director	2013	$150,000	0	0	0	0	0	0	0

Josefa Gerona	Treasurer and Director	2013	$85,000	0	0	0	0	0	0	0

Dhan D Kaushal	Exec. Vice Pres. and Director	2013	$90,000	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of October 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OCTOBER 31, 2013

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Raul Mansueto	0	0	0	0	0	0	0	0	0

Josefa Gerona	0	0	0	0	0	0	0	0	0

Dhan D. Kaushal	0	0	0	0	0	0	0	0	0

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CLORACKS CORPORATION
(A Development Stage Company)

Period from October 4, 2013 (Inception) to October 31, 2013

CLORACKS CORPORATION
(A Development Stage Company)

Contents
Period October 4, 2013 (Inception) to October 31, 2013	Pages

Financial Statements

October 31, 2013 Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	33

Balance Sheet	34

Statement of Operations	35

Statement of Changes in Stockholders’	36

Statement of Cash Flows	37

Notes to Financial Statements	38-41

April 30, 2014 Unaudited Financial Statements:	42

Balance Sheet	43

Statement of Operations	44

Statement of Cash Flows	45

Notes to Financial Statements	46-49

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Cloracks Corporation

We have audited the accompanying balance sheet of Cloracks Corporation (a development stage company) (the “Company”) as of October 31, 2013 and the related statement of operations, stockholders’ equity (deficit), and cash flows for the period from November 1, 2012 (inception) through October 31, 2013.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cloracks Corporation as of October 31, 2013 and the results of its operations, stockholders’ equity (deficit), and cash flows for the period from November 1, 2012 (inception) through October 31, 2013 in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford &Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
February 28, 2014

Cloracks Corporation
(a Development Stage Company)
Balance Sheet

October 31,
2013
Assets
Current assets:
Cash	$663
Total current assets:	663

Total assets	$663

Liabilities and stockholders' deficit
Current liabilities:
Account payable	$11,306
Account payable - related party	12,884

Total liabilities	24,190

Commitments:	-

Stockholders' deficit
Common Stock, $0.01 par value, 1,000,000,000 shares	591,387
authorized, 59,138,700 outstanding as of October 31, 2013
Additional paid in capital	-
Subscription receivable-related party	(196,250)
Subscription receivable	(59,300)
Accumulated deficit	(359,364)
Total stockholders' deficit	(23,527)

Total liabilities and stockholders' deficit	$663

The accompanying notes are an integral part of these financial statements.

Cloracks Corporation
(a Development Stage Company)
Statement of Operation

Inception (November 1, 2012) through

October 31,
2013

Revenues:	$-

Operating expenses:
General and administrative	37,927
Professional fees - related party	321,437

Total operating expense	359,364

Net operating (loss)	(359,364)

Loss before provision for income taxes	(359,364)

Provision for income taxes	-

Net loss	$(359,364)

Basic and diluted loss per share	$(0.01)

Weighted average shares outstanding
Basic and diluted	41,418,648

The accompanying notes are an integral part of these financial statements.

Cloracks Corporation
(a Development Stage Company)
Statement of Stockholders' Deficit

	Common shares		Additional paid	Subscription	Accumulated	Stockholders'
	Shares	par value	in capital	receivables	deficit	deficit

Balance, November 1, 2012	-	$-	$-	$-	$-	$-
Common stock issued to founder	29,671,800	296,718	-	-	-	296,718
Common stock sold for cash	3,911,900	39,119	-	-	-	39,119
Common stock issued for subscription receivable - related party	19,625,000	196,250	-	(196,250)	-	-
Common stock issued for subscription receivable	5,930,000	59,300	-	(59,300)	-	-
Net Loss					(359,364)	(359,364)

Balance, October 31, 2013	59,138,700	$591,387	$-	$(255,550)	$(359,364)	$(23,527)

The accompanying notes are an integral part of these financial statements.

Cloracks Corporation
(a Development Stage Company)
Statement of Cash Flows

Inception
(November 1, 2012)
through
October 31,
2013
Operating activities:
Net (loss)	$(359,364)
Adjustments to reconcile net income to cash
flows used in operating activities:
Shares issued for services	296,718

Change in assets and liabilities-
Increase in accounts payable - related party	12,884
Increase in accounts payable	11,306
Cash used in operating activities	(38,456)

Financing activities:
Proceeds from the sale of common stock	39,119
Cash provided by financing activities	39,119

Increase (decrease) in cash	663

Cash, beginning	-

Cash, ending	$663

Supplemental cash flow information:
Interest paid	$-
Income taxes paid	$-

Non-cash financing activities
Common stock issued for subscription receivable	$59,300
Common stock issued for subscription receivable - related party	$196,250

The accompanying notes are an integral part of these financial statements.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
October 31, 2013

NOTE 1 - NATURE OF OPERATIONS

Cloracks Corporation (“the Company”) was formed under the laws of the State of Nevada on November 1, 2012. The Company is a manufacturer and distributor of commercial dishwashing tray, dishwashing racks and tree pole utilizing recycled plastic.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets for impairment. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and inventory valuation reserves, recoverability of long-lived assets, and useful lives used in depreciation and amortization.

Cash and cash equivalents
The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At October 31, 2013, the Company had no cash equivalents.

Intangible assets
ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. As of October 31, 2013, the Company has not recorded an impairment of its intangible assets.

The Company's intangible assets consist of the costs of building company’s website. Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes.

Revenue recognition
Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods.

Income taxes
The Company is taxed as a partnership for federal income tax purposes such that its taxable income or loss is reported on the income tax returns of its members. No provision for income tax expense is provided for in these financial statements.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
October 31, 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Concentration of business and credit Risk
The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.  The Company’s financial instruments that are exposed to concentration of credit risks consist primarily of cash.  The Company maintains its cash in bank accounts which, may at times, exceed federally-insured limits.

We review a customer’s credit history before extending credit. As at and for the period ended December 31, 2012 there was one individual customer with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

Recent accounting pronouncements
Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements

Year-end
The Company has adopted October 31, as its fiscal year end.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (November
1, 2012) through the period ended October 31, 2013 of $359,364. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a note holder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – PENDING LITIGATION

On April 29, 2013, two plaintiffs brought an action against nineteen defendants, including Cloracks Corporation alleging claims of civil conspiracy, fraud, NRS 31.840 and conversion. To date the case has progressed to the discovery phase. The Company’s management is vigorously contesting the case. The likelihood of an unfavorable outcome is difficult to evaluate in this litigation.

NOTE 5 – INCOME TAXES

At October 31, 2013, the Company had approximately $359,364 of federal and state net operating losses. For the year ended October 31, 2013, the Company reported net losses of $359,364.  No provision for income tax expense has been recorded. In addition no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. The net operating loss carry forwards, if not utilized will expire from 2017 to 2023.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
October 31, 2013

NOTE 5 – INCOME TAXES, CONTINUED

The components of the Company’s deferred tax asset are as follows:

October 31,
2013
Deferred tax assets:
Net (loss)	$(359,364)
Stock, options, and warrants issued	-
Taxable (loss)	(359,364)
Net operating loss carry forwards	-
359,364

Income tax rate	35%
Total deferred tax asset	125,777
Less: valuation allowance	(125,777)
Net deferred tax asset	$-0-

For financial reporting purposes, the Company has incurred historical losses. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that, the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at October 31, 2013.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

October 31,
2013

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

-0-

NOTE 6 –RELATED PARTY TRANSACTIONS

During the period from Inception (November 1, 2012) to October 31, 2013, the Company issued 29,671,800 shares to its founders for services valued at $296,718.

During the period from Inception (November 1, 2012) to October 31, 2013, the Company’s shareholders paid expenses in behalf the Company totaling $33,798.

During the period from Inception (November 1, 2012) to October 31, 2013, the Company issued subscription receivables totaling to $196,250 to the company called Clores Stand Inc., which was majority owned by Mr. Edgardo Clores. The Company issued 19,625,000 shares to Clores Stand Inc. for subscription receivables totaling $196,250.  This is to be paid for the production of the stand and mold of Clores Stand Inc.’s finished products.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
October 31, 2013

NOTE 7 –SHAREHOLDER’S DEFICIT

During the period from Inception (November 1, 2012) to October 31, 2013, the Company issued 29,671,800 shares to its founders for services valued at $296,718.

During the period from Inception (November 1, 2012) to October 31, 2013, the Company issued 3,911,900 shares to various investor for cash totaling $39,119.

During the period from Inception (November 1, 2012) to October 31, 2013, the Company issued 19,625,000 shares for subscription receivable totaling $196,250 to a related party.

During the period from Inception (November 1, 2012) to October 31, 2013, the Company issued 5,930,000 shares for subscription receivable totaling $59,300.

NOTE 8 –SUBSEQUENT EVENTS

Management evaluated all activity of the Company through the issue date of the financial statements and concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

Cloracks Corporation
Condensed Financial Statement
April 30, 2014

Cloracks Corporation
Condensed Balance Sheets
(Unaudited)

	April 30,	October 31,
	2014	2013
Assets
Current assets:
Cash	$35,316	$663
Deposits	26,990	-
Prepaid assets	4,388	-
Total current assets:	66,694	663

Inventory	14,334	-

Total assets	$81,028	$663

Liabilities and stockholders' equity (deficit)
Current liabilities:
Account payable	$-	$11,306
Account payable - related party	26,186	12,884

Total liabilities	26,186	24,190

Commitments:	-	-

Stockholders' equity (deficit)
Common Stock, $0.01 par value, 1,000,000,000 shares	1,283,922	591,387
authorized, 128,392,100 and 59,138,700 outstanding as
of April 30, 2014 and October 31, 2013, respectively
Additional paid in capital	1,167,240	-
Subscription receivable-related party	(92,500)	(196,250)
Subscription receivable	-	(59,300)
Accumulated deficit	(2,303,820)	(359,364)
Total stockholders' equity (deficit)	54,842	(23,527)

Total liabilities and stockholders' equity (deficit)	$81,028	$663

The accompanying notes are an integral part of these condensed financial statements.

Cloracks Corporation
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended	For the Six Months Ended	Inception (November 1, 2012) through
	April 30,	April 30,	April 30,
	2014	2014	2013

Revenues:	$-	$-	$-

Operating expenses:
General and administrative	35,399	90,624	25,010
Professional fees - related party	36,118	114,978	-
Salary and wages	1,108,298	1,108,298	-
Consulting fees	100,000	100,000	-
Research and Development	530,560	530,560	-

Total operating expense	1,810,375	1,944,459	25,010

Net operating (loss)	(1,810,375)	(1,944,459)	(25,010)

Non-operating expense:
Other income	-	-	-
Total non-operating income	-	-	-

Loss before provision for income taxes	(1,810,375)	(1,944,459)	(25,010)

Provision for income taxes	-	-	-

Net loss	$(1,810,375)	$(1,944,459)	$(25,010)

Basic and diluted loss per share	$(0.02)	$(0.03)	$(0.05)

Weighted average shares outstanding
Basic and diluted	84,176,544	76,807,281	500,000

The accompanying notes are an integral part of these condensed financial statements.

Cloracks Corporation
Condensed Statements of Cash Flows
(Unaudited)

	For the Six Months Ended	Inception (November 1, 2012) through
	April 30,	April 30,
	2014	2013
Operating activities:
Net (loss)	$(1,944,459)	$(25,010)
Adjustments to reconcile net income to cash
flows used in operating activities:
Shares issued for services	1,180,000	-
Shares issued for R&D	468,560	-

Change in assets and liabilities-
Increase in deposit	(26,990)
Increase in prepaid assets	(4,388)
Increase in inventory	(14,334)
Increase in accounts payable - related party	13,303	-
Decrease in accounts payable	(11,306)	-
Cash used in operating activities	(339,614)	(25,010)

Financing activities:
Proceeds from the sale of common stock	314,967	32,942
Proceeds received for subscription receivable	59,300	-
Proceeds from advances from related party	-	1,609
Cash provided by financing activities	374,267	34,551

Increase (decrease) in cash	34,653	9,541

Cash, beginning	663	250

Cash, ending	$35,316	$9,791

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-Cash financing activities

Common stock issued for patent purchase	$272,340
Common stock issued for subscription receivable	$92,500	$-

The accompanying notes are an integral part of these condensed financial statements.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
April 30, 2014
Unaudited

NOTE 1 - NATURE OF OPERATIONS

Cloracks Corporation (“the Company”) was formed under the laws of the State of Nevada on November1, 2012. The Company is a manufacturer and distributor of commercial dishwashing tray, dishwashing racks and tree pole utilizing recycled plastic.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets for impairment. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and inventory valuation reserves, recoverability of long-lived assets, and useful lives used in depreciation and amortization.

Cash and cash equivalents
The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  As at April 30, 2014, the Company had no cash equivalents.

Intangible assets
ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. As of April 30, 2014, the Company has not recorded an impairment of its intangible assets.

The Company's intangible assets consist of the costs of building company’s website. Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes.

Revenue recognition
Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods.

Income taxes
The Company is taxed as a partnership for federal income tax purposes such that its taxable income or loss is reported on the income tax returns of its members. No provision for income tax expense is provided for in these financial statements.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
April 30, 2014
Unaudited

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Concentration of business and credit Risk
The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.  The Company’s financial instruments that are exposed to concentration of credit risks consist primarily of cash.  The Company maintains its cash in bank accounts which, may at times, exceed federally-insured limits.

Recent accounting pronouncements
Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements

Year-end
The Company has adopted October 31, as its fiscal year end.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (November
1, 2012) through the period ended April 30, 2014 $1,773,260.  In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a note holder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – PATENT PURCHASE AGREEMENT – RELATED PARTY

On February 24, 2014, the Company entered into a patent purchase agreement with BIEJC Holding, LLC and Edgardo Clores to purchase several patents hold by BIEJC Holding, LLC for aggregate amount of $7,000,000. The Company will pay the seller the historical cost of $530,560 upfront (with cash and shares) and remaining $6,469,440 shall be paid to Edgardo Clores in the form of cash royalties. Payments of royalties shall commence in 2017 and be paid over an eighteen (18) year period. The Company expensed the $530,560 paid upfront as research and development cost during the interim period.

After issuance of shares to Edgardo Clores, Mr. Clores has nine percent (9%) stock ownership interest in the Company. Mr. Clores has the option to maintain his nine percent (9%) stock ownership interest in the Company in lieu of cash royalty payment due to him. Thus, Mr. Clores may receive the Company’s stock in lieu of cash royalty fee in order to maintain his nine percent (9%) stock ownership interest, if he so chooses. At no time shall Mr. Clores’ ownership interest in the Company exceed nine percent (9%).

NOTE 5 – PENDING LITIGATION

On April 29, 2013, two plaintiffs brought an action against nineteen defendants, including Cloracks Corporation alleging claims of civil conspiracy, fraud, NRS 31.840 and conversion. To date the case has progressed to the discovery phase. The Company’s management is vigorously contesting the case. The likelihood of an unfavorable outcome is difficult to evaluate in this litigation.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
April 30, 2014
Unaudited

NOTE 6 – INCOME TAXES

At April 30, 2014, the Company had approximately $359,364 of federal and state net operating losses. For the year ended January 31, 2014, the Company reported net losses of $131,177 and $1,279,815 for April 30, 2014. No provision for income tax expense has been recorded. In addition no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. The net operating loss carry forwards, if not utilized will expire from 2017 to 2024.

NOTE 7– INCOME TAXES, CONTINUED

The components of the Company’s deferred tax asset are as follows:

April 30,
2014
Deferred tax assets:
Net (loss)	$(1,413,899)
Stock, options, and warrants issued	-
Taxable (loss)	(1,413,899)
Net operating loss carry forwards	-
(1,413,899)

Income tax rate	35%
Total deferred tax asset	494,845
Less: valuation allowance	(494,845)
Net deferred tax asset	$-0-

For financial reporting purposes, the Company has incurred historical losses. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that, the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at April 30, 2014.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	April 30,
	2014

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%	)

	-0-

NOTE 8 –RELATED PARTY TRANSACTIONS

During the six months period ending April 30, 2014, the Company issued 10,800,000 shares to officer and directors for services valued at $ 1,080,000.

Cloracks Corporation
(a Development Stage Company)
Notes to Financial Statements
April 30, 2014
Unaudited

NOTE 9 –SHAREHOLDER’S DEFICIT/SURPLUS

During the six months period ending April 30, 2014, the Company issued 10,800,000 shares to officer and directors for services valued at $314,934.

During the six months period ending April 30, 2014, the Company issued 20,969,400 shares to various individuals for cash of $1,080,000.

During the six months period ending April 30, 2014, the Company issued 1,000,000 shares to unrelated individuals for services valued at $100,000.

During the six months period ending April 30, 2014, the Company issued 9,250,000 shares to unrelated individuals for subscription receivable.

During the six months period ending April 30, 2014, the Company issued 27,234,000 shares and forgive subscription receivable of $196,550 related to patent purchase agreement (note 4).

NOTE 9 –SUBSEQUENT EVENTS

Subsequent to April 30, 2014, the Company issued 329,000 shares to various investors for cash totaling $32,900.

PROSPECTUS – SUBJECT TO COMPLETION DATED ___, 2014
CLORACKS CORPORATION

Selling shareholders are offering up to 29,555,550 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board or Pink Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount
SEC Registration Fee	$381
Legal Fees and Expenses*	$40,000
Accounting Fees and Expenses*	$12,500
Miscellaneous*	$5,000
Total*	$57,881
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;
•	We filed a Form D, Notice of Sales, with the SEC;
•	Sales were not made by general solicitation or advertising;
•	All certificates had restrictive legends;
•	Sales were made to persons with a pre-existing relationship to our chief executive officer and sole director, Raul Mansueto; and
•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

• •	A copy of our Private Placement Memo. Access to all our books and records
•	Access to all material contracts and documents relating to our operations.
•
The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access. Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

During the period from inception (November 1, 2012) to October 31, 2013, the Company issued 29,671,800 shares to its founders for services valued at $296,718.

During the period from inception (November 1, 2012) to October 31, 2013, the Company issued 3,911,000 private placement shares for cash totaling $30,119.

During the period from inception (November 1, 2012) to October 31, 2013, the Company issued 19,625,000 shares for a subscription receivable of $196,250 related to its acquisition of Clores Stand Inc.

During the period from inception (November 1, 2012) to October 31, 2013, the Company issued 5,930,000 shares for $59,300.

During the six months period ending April 30, 2014, the Company issued 10,800,000 shares in lieu of salary to officers and directors for services valued at $314,934.

During the six months period ending April 30, 2014, the Company issued 20,969,400 private placement shares to various individuals for cash of $1,080,000.

During the six months period ending April 30, 2014, the Company issued 1,000,000 shares to unrelated individuals for services valued at $100,000.

During the six months period ending April 30, 2014, the Company issued 9,250,000 shares to unrelated individuals in connection with its acquisition of Clores Stand Inc.

During the six months period ending April 30, 2014, the Company issued 27,234,000 shares to Edgardo and forgave a subscription receivable of $196,550 related to its patent purchase agreement.

Subsequent to April 30, 2014, the Company issued 329,000 shares to various investors for cash totaling $32,900.

EXHIBITS

Exhibit 3	1 Articles of Incorporation

2 Bylaws

Exhibit 5	1 Legal Opinion of Frederick C. Bauman, Attorney

Exhibit 10.1	1 Agreement between Raul Mansueto and Cloracks Corporation
Exhibit 10.2	Patent Purchase Agreement dated February 24, 2014 between B.I.E.J.C. Holding, LLC, Edgardo Clores, EDCI Holding, LLC and the Company

Exhibit 23	1 Consent of “Auditor”, L.L. Bradford_
2 Consent of “Attorney” (included in Exhibit 5)

UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada on August 18, 2014

Cloracks Corporation

By:	/s/ Raul Mansueto
Raul Mansueto
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ Raul Mansueto	President, Chief Executive Officer,
Raul Mansueto	Principal Accounting Officer, Director	August 18, 2014

/s/ Josefa Gerona	Treasurer,Principal	August 18, 2014
Josefa Gerona	Financial Officer, Director

/s/ Dhan D. Kaushal	Director	August 18, 2014
Dhan D. Kaushal